UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2016

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas		77024
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (713) 579-9100

N/A

(Former names or former addresses if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

On December 6, 2016, Cobalt International Energy, Inc. (the “Company”), entered into definitive documents in connection with, and consummated, its previously announced debt exchange and financing transaction (the “Transaction”) with certain holders (the “Holders”) of the Company’s outstanding 2.625% Convertible Senior Notes due 2019 (the “2019 Notes”) and 3.125% Convertible Senior Notes due 2024 (the “2024 Notes” and, together with the 2019 Notes, the “Existing Notes”). The Transaction consisted of: (i) the issuance and sale by the Company of $500 million aggregate principal amount of new first lien senior secured notes due 2021 (the “First Lien Notes”) to Holders for cash at a price of 98% and (ii) the issuance by the Company of $584,732,000 aggregate principal amount of new second lien senior secured notes due 2023 (the “Second Lien Notes” and, together with the First Lien Notes, the “Notes”) and 30.0 million shares of its common stock, par value $0.01 per share, to Holders in exchange for $616,554,000 aggregate principal amount of 2019 Notes and $95,855,000 aggregate principal amount of 2024 Notes held by the Holders.

Purchase and Exchange Agreement. The Transactions were consummated pursuant to the terms and conditions set forth in the purchase and exchange agreement (the “Purchase and Exchange Agreement”), dated December 6, 2016, among the Company, the Guarantors (as defined below) and the Holders. The Purchase and Exchange Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Purchase and Exchange Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase and Exchange Agreement were made solely for purposes of the Transaction and as of specific dates, were solely for the benefit of the parties to the Purchase and Exchange Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase and Exchange Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Purchase and Exchange Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase and Exchange Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

First Lien Notes Indenture: The First Lien Notes were issued pursuant to an indenture (the “First Lien Indenture”) dated December 6, 2016 among the Company, the Guarantors and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee”). The First Lien Notes mature on December 1, 2021 and bear interest at 10.750% in cash per annum, payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 2017. The First Lien Indenture includes covenants customary for instruments of this type, including, without limitation, restrictions on the Company’s ability to incur additional indebtedness, create liens on its properties, pay dividends and make restricted payments or certain investments, in each case subject to certain exceptions. The First Lien Indenture also requires the Company to apply a portion of the proceeds from certain asset sales to offer to repay the obligations under the First Lien Indenture, limits the incurrence of indebtedness secured on a second lien basis (including additional Second Lien Notes) and prohibits the issuance of additional First Lien Notes. The Company may redeem the First Lien Notes at certain prices set forth in the First Lien Indenture. The First Lien Notes are secured (subject to certain exceptions) by a first priority lien on (i) substantially all of the assets of the Company and the Guarantors and (ii) 65% of the shares of capital stock of Cobalt International Energy Overseas Ltd., a private limited company organized under the laws of the Cayman Islands (“Cobalt Overseas”), which indirectly owns the Company’s working interests in its blocks offshore the Republic of Angola and the Gabonese Republic (together, the “Collateral”). The First Lien Notes are initially guaranteed by all of the Company’s wholly-owned domestic subsidiaries (the “Guarantors”). The First Lien Indenture is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Lien Notes Indenture: The Second Lien Notes were issued pursuant to an indenture (the “Second Lien Indenture” and, together with the First Lien Indenture, the “Indentures”) dated December 6, 2016 among the Company, the Guarantors and the Trustee. The Second Lien Notes mature on December 1, 2023 and bear interest at 7.750% in cash per annum, payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 2017. The Second Lien Indenture includes covenants and redemption provisions substantially similar to those in the First Lien Indenture, and the Second Lien Notes are secured (subject to certain exceptions) by a second priority lien on the Collateral. The Second Lien Notes are guaranteed by the Guarantors. The Second Lien Indenture is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the Purchase and Exchange Agreement, the Notes and the Indentures do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements attached as exhibits hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Transaction and pursuant to the Purchase and Exchange Agreement, the Company issued 30.0 million shares of its common stock, par value $0.01 per share, to the Holders as described in Item 1.01 of this Form 8-K. Such shares of common stock were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Rule 4(a)(2) under the Act.

Item 7.01 Regulation FD Disclosure.

On December 7, 2016, the Company issued a press release announcing the consummation of the Transaction and entry into the Purchase and Exchange Agreement, First Lien Notes Indenture, Second Lien Notes Indenture and other related transaction documents. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

As previously disclosed, as a result of terminating the Purchase and Sale Agreement for the Company’s interests in Blocks 20 and 21 offshore Angola, the Company has requested that Sonangol extend certain deadlines for exploration and development milestones under the Company’s license agreements governing Blocks 20 and 21, and these discussions are still ongoing. As a result, the process for the sale of Cobalt’s Angolan assets will continue into 2017. There can be no assurance that such extensions will be forthcoming, on favorable terms or at all. The failure to receive such extensions would materially adversely affect the value of these license agreements. The Company reserves its rights to vigorously enforce the provisions of its license agreements and the Purchase and Sale Agreement, should Sonangol not grant the extensions.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Investors should not assume that the information contained in this Current Report on Form 8-K or the accompanying Exhibit 99.1 is accurate as of any date other than the date of each such document. The Company’s business, financial condition, results of operations, prospects and the assumptions that were utilized may have changed since those dates.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase and Exchange Agreement, dated December 6, 2016, among Cobalt International Energy, Inc., the Guarantors party thereto and the Holders named in Schedule I thereto.

10.2	First Lien Indenture, dated as of December 6, 2016, among Cobalt International Energy, Inc., the Guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent for the First Lien Notes.

10.3	Second Lien Indenture, dated as of December 6, 2016, among Cobalt International Energy, Inc., the Guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent for the Second Lien Notes.

99.1	Press Release of Cobalt International Energy, Inc. dated December 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2016

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Executive Vice President and General Counsel

EXHIBIT LISTING

Exhibit No.	Description

10.1	Purchase and Exchange Agreement, dated December 6, 2016, among Cobalt International Energy, Inc., the Guarantors party thereto and the Holders named in Schedule I thereto.

10.2	First Lien Indenture, dated as of December 6, 2016, among Cobalt International Energy, Inc., the Guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent for the First Lien Notes.

10.3	Second Lien Indenture, dated as of December 6, 2016, among Cobalt International Energy, Inc., the Guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent for the Second Lien Notes.

99.1	Press Release of Cobalt International Energy, Inc. dated December 7, 2016.